Exhibit 99.2
CONNETICS COMMENCES CONVERTIBLE SENIOR NOTES CONSENT SOLICITATIONS
     PALO ALTO, Calif. (July 10, 2006) – Connetics Corporation (NASDAQ: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, today announced that it is soliciting consents from the holders of record at the close of business on July 7, 2006 of its outstanding 2.25% Convertible Senior Notes due May 30, 2008 (the “2008 Notes”) and its 2.00% Convertible Senior Notes due March 30, 2015 (the “2015 Notes” and, together with the 2008 Notes, the “Notes”) to an amendment and waiver of certain reporting requirements in the indentures governing such Notes. The terms and conditions of the consent solicitation are described in the Consent Solicitation Statement, dated July 10, 2006 (the “Consent Solicitation Statement”), a copy of which is attached as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) today.
The indentures require the Company to file with the trustee of the Notes all documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 days after they are required to be filed with the SEC. On May 3, 2006, the Company announced it had determined that its rebate reserves as of the end of 2005 were understated. As a result, the Company announced that it would restate certain historical financial statements. On May 30, 2006, Connetics received a notice of default from persons claiming to hold more than 25% of the aggregate principal amount of its outstanding 2008 Notes and on May 26, 2006, Connetics received a notice of default from persons claiming to hold more than 25% of the aggregate principal amount of its outstanding 2015 Notes, in each case due to its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 within the time periods required by the indentures. Connetics has delayed filing this Quarterly Report with the SEC until it has filed its restated 2005 financial statements.
The proposed amendments to the indentures provide the Company with additional time to comply with these reporting requirements and require consent of the holders of a majority in aggregate principal amount of the outstanding 2008 Notes or 2015 Notes, as applicable. If the proposed amendments are approved, Connetics will not be obligated to furnish financial reports under the indentures so long as the 2008 Notes or 2015 Notes, as applicable, are accruing the special interest described below. Also, Connetics will not be obligated to make any further filings or furnish any additional reports or information pursuant to the indentures’ reporting provisions with respect to any period ended on or prior to December 31, 2005. The proposed amendments also include a waiver of all defaults and events of default under the indentures’ reporting requirements.
Connetics will make cash payments to consenting holders of 2008 Notes of (i) $2.50 per $1,000 in aggregate principal amount of 2008 Notes held by such consenting holders, upon or promptly following execution of the supplemental indenture for the 2008 Notes, and (ii) an additional $10.00 per $1,000 in aggregate principal amount of 2008 Notes held by such consenting holders, if it has not filed an amendment to its 2005 Form 10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by the close of business on July 29, 2006. Connetics will also make cash payments to consenting holders of 2015 Notes of (i) $10.00 per $1,000 in aggregate principal amount of 2015 Notes held by such consenting holders, upon or promptly following execution of the supplemental indenture governing the 2015 Notes, and (ii) an additional $30.00 per $1,000 in aggregate principal amount of 2015 Notes held by such consenting holders, if it has not filed an amendment to its 2005 Form

10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by the close of business on July 25, 2006. In addition, Connetics will pay an additional 2.50% per annum in special interest on the 2008 Notes and an additional 3.0% per annum in special interest on the 2015 Notes, in each case from execution of the applicable supplemental indenture to the date on which Connetics files an amendment to its 2005 Form 10-K containing restated financial statements, and required quarterly reports on Form 10-Q.
Only registered holders of 2008 Notes or 2015 Notes on the July 7, 2006 record date who validly deliver, and do not revoke, consents prior to 5:00 p.m. New York City time on July 19, 2006, the expiration of the consent solicitation, will be eligible to receive the consent payments described above. However, following execution of the supplemental indentures, all holders of the applicable Notes will be entitled to receive special interest.
The consent solicitation with respect to the 2008 Notes is not conditioned upon receipt by Connetics of the requisite consents for the 2015 Notes, and the consent solicitation with respect to the 2015 Notes is not conditioned upon receipt by Connetics of the requisite consent for the 2008 Notes. The consent solicitation with respect to the 2008 Notes or the 2015 Notes may be extended or terminated by Connetics at its option.
The Company has retained Goldman, Sachs & Co. to serve as the Solicitation Agent and Global Bondholder Service Corporation to serve as Information Agent and Depositary for the consent solicitation. Requests for documents may be made directly to Global Bondholder Services Corporation by telephone at (866) 873-6300 (toll free) or (212) 430-3774 (banks and brokers), or in writing at 65 Broadway-Suite 723, New York, New York 10006, Attention: Corporate Actions. Questions regarding the solicitation of consents may be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll free) or (212) 357-7867 (collect), Attention: Credit Liability Management Group.
This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The consent solicitation is being made solely pursuant to the Consent Solicitation Statement dated July 10, 2006.
About Connetics
     Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. The Company’s marketed products are OLUX® (clobetasol propionate) Foam, 0.05%, Luxiq® (betamethasone valerate) Foam, 0.12%, Soriatane® (acitretin) capsules and Evoclin® (clindamycin) Foam, 1%. Connetics is developing Desilux™ (desonide) VersaFoam-EF, 0.05%, a low-potency topical steroid formulated to treat atopic dermatitis; Primolux™ (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis; Extina® (ketoconazole) VersaFoam-HF, 2%, to treat seborrheic dermatitis and Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel, for treating acne. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation. In Connetics’ marketed products, these formulations have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.
Forward Looking Statements
     Except for historical information, this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, there can be no assurances as to when Connetics will be able to complete its restatement and file restated financial statements with the Securities and Exchange Commission, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, or the potential effects of any delays in such filings. Statements included in this press release about Connetics’ convertible notes, the consent solicitation and the proposed amendments to the indentures, and Securities and Exchange Commission filings are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics’ Annual Report on Form 10-K for the year ended December 31, 2005. In addition, the restatement may require more time than anticipated to complete, and there can be no assurance that the restatement will be completed, and the Form 10-Q the quarter ended March 31, 2006 filed with the Securities and Exchange Commission, prior to an Event of Default occurring under the indentures governing the Notes. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.

Company Contact:
John Higgins	Bruce Voss or Zachary Bryant
Chief Financial Officer	Lippert/Heilshorn & Associates
(650) 843-2800	(310) 691-7100
ir@connetics.com	bvoss@lhai.com
Press Release Code: (CNCT-G)
# # #